Charter of the Corporate Governance and Nomination Committee

of the Board of Directors

of

Digitiliti, Inc.

The Board of Directors (the “Board”) of Digitiliti, Inc. (the “Company”) has constituted and established a Corporate Governance and Nomination Committee (the “Committee”) with authority, responsibility, and specific duties as described in this Corporate Governance and Nomination Committee Charter.

COMPOSITION

The Committee shall consist of at least two directors, each of whom shall satisfy the definition of “independent” under the applicable listing standards of The Nasdaq Stock Market and shall have no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment as a Committee member.

Committee members shall be appointed by, and serve at the discretion of, the Board.  The Board shall appoint one member of the Committee as Committee Chair.  He or she shall be responsible for leadership of the Committee, including overseeing the agenda, presiding over the meetings and reporting to the Board. If a Committee Chair is not present at a meeting, the members of the Committee may designate a Chair.

PRINCIPAL FUNCTIONS

The Committee’s functions include the following:

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Review the qualifications of individuals for election or reelection as members of the Board, including incumbent directors and director candidates properly submitted by shareholders, and comply with any requirements of the Securities and Exchange Commission to consider such candidates.

•

Select and approve all nominees for Board membership, whether for the slate of director nominees to be presented for shareholder approval at the Company’s annual meeting of shareholders or any director nominees to be elected by the Board to fill any interim director vacancy or newly created directorship.

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Establish procedures for shareholders to submit potential candidates for election to the Board.

•

Establish procedures for the identification and evaluation of candidates for the Board, including any candidates recommended by shareholders.

•

Make recommendations as necessary regarding changes in the size and composition of the Board and each Board committee.

•

Review the membership of the Board’s committees annually and recommend any proposed changes to the Board.

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Oversee matters of corporate governance, including Board performance.

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Review the Company’s corporate governance guidelines at least annually and recommend changes as necessary.

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Undertake such other responsibilities as may be delegated by the Board to the Committee from time to time.

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Take any and all other actions as may be required by the federal securities laws or other applicable laws or regulations regarding the nomination of directors.

•

Oversee the process for providing an orientation to the Company for new directors, and for periodically providing or making available director education opportunities and materials on subjects that would assist the directors in discharging their duties.

•

Discuss with management and external advisors, evaluate, and recommend to the Board proxy statement responses to shareholder proposals.

•

Periodically evaluate the participation and contribution of each director.

EVALUATION OF THE BOARD AND BOARD COMMITTEES

The Committee is responsible for conducting an assessment of the conduct of the Board and Board committees, as well as reviewing with the Board the results of these assessments, at least on an annual basis.  The Committee is also responsible for assessing the effectiveness of the processes used by the Board.  In preparing these assessments, the Committee shall determine the appropriate evaluation forms and procedures to be used.

MEETINGS

The Committee shall have at least two regularly scheduled meetings but will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Committee Chair.

The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

All meetings of the Committee shall be held pursuant to the By-laws of the Company with regard to notice and waiver thereof, and written minutes of each meeting shall be duly filed in the Company records.  Consistent with the By-laws, the Committee may take action by written consent.

The Committee will make regular reports to the Board and will propose any necessary action to the Board. The Committee will review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee will annually evaluate the Committee’s own performance.

The Committee will have the authority, to the extent it deems necessary or appropriate, to retain a search firm to be used to identify director candidates.  The Committee shall have sole authority to retain and terminate any such search firm, including sole authority to approve the firm’s fees and other retention terms.  The Committee shall also have authority, to the extent it deems necessary or appropriate, to retain other advisors.  The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any search firm or other advisors employed by the Committee.